UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017 (November 2, 2017)

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

16243 Highway 216 Brookwood, Alabama		35444
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced offering, on November 2, 2017, Warrior Met Coal, Inc., a Delaware corporation (the “Company”), issued $350.0 million in aggregate principal amount of 8.00% senior secured notes due 2024 (the “Notes”). The Notes were issued under that certain indenture dated as of November 2, 2017 (the “Indenture”) by and among the Company, the wholly-owned subsidiaries of the Company party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and priority lien collateral trustee, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Company will use the net proceeds of the offering of the Notes, together with cash on hand of approximately $260 million, to pay the Special Dividend (as defined below).

The Notes will accrue interest at a rate of 8.00% per year from November 2, 2017. Interest on the Notes will be payable on May 1 and November 1 of each year, commencing on May 1, 2018. The Notes will mature on November 1, 2024.

At any time prior to November 1, 2020, the Company may redeem the Notes, in whole or in part, at a price equal to 100.00% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The Notes are redeemable at the Company’s option, in whole or in part, from time to time, on or after November 1, 2020, at redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding the redemption date. At any time on or prior to November 1, 2020, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, at a redemption price of 108.00% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date. The Company is also required to make offers to purchase the Notes (i) at a purchase price of 101.00% of the principal amount thereof in the event it experiences specific kinds of change of control triggering events, (ii) at a purchase price of 103.00% of the principal amount thereof prior to making certain restricted payments, and (iii) at a purchase price of 100.00% of the principal amount thereof in the event it makes certain asset sales or dispositions and does not reinvest the net proceeds therefrom or use such net proceeds to repay certain indebtedness, in each case, plus accrued and unpaid interest, if any, to, but excluding the date of purchase.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Company’s direct and indirect wholly-owned domestic restricted subsidiaries that are borrowers or guarantors under the Company’s existing asset-based revolving credit agreement (the “ABL Facility”). The Notes and related guarantees are, subject to exceptions and permitted liens, secured by (i) first-priority security interests in the Notes Priority Collateral (as defined in the Indenture), which includes, among other things, certain material owned and leased real properties, equity interests of the subsidiaries of the Company and the Guarantors, intellectual property, as-extracted collateral (to the extent not constituting inventory) and certain fixed assets, in each case of the Company and the Guarantors, which assets also secure the ABL Facility on a second-priority basis, and (ii) second-priority security interests in the ABL Priority Collateral (as defined in the Indenture), which includes, among other things, certain accounts receivable, inventory and cash of the Company and the Guarantors, which assets also secure the ABL Facility on a first-priority basis.

The Indenture contains covenants limiting the ability of the Company and any guarantors to, among other things, (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, redeem or repurchase capital stock and prepay subordinated debt; (iii) make investments; (iv) consummate certain asset sales; (v) engage in transactions with affiliates; (vi) grant or assume liens; and (vii) consolidate, merge or transfer all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain obligations, covenants or agreements; (iii) failure to pay certain other indebtedness; (iv) occurrence of certain events of bankruptcy and insolvency; (v) failure to pay certain judgments and (vi) certain guarantees of, or liens on the collateral securing, the Notes cease to be in effect or enforceable. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes to cause the principal of, premium, if any, and accrued but unpaid interest on all the Notes to accelerate or, in certain cases, will automatically cause the acceleration of the amounts due under Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On November 2, 2017, the board of directors of the Company declared a special cash dividend (the “Special Dividend”) of $11.21 per share of the Company’s common stock, par value $0.01 per share. The Special Dividend, totaling an aggregate payment of approximately $600.0 million, will be paid on November 22, 2017 to stockholders of record as of the close of business on November 13, 2017. The Special Dividend will be funded through cash on hand, together with the proceeds of the offering of the Notes.

A copy of the press release announcing the declaration of the Special Dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of November 2, 2017, by and among Warrior Met Coal, Inc., the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and as priority lien collateral trustee.

99.1	Press release, dated November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: November 6, 2017	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer